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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                         CHASE CREDIT CARD MASTER TRUST
                 Series 1999-1, Series 1999-2 and Series 1999-3
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                             (Issuer of Securities)

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                             (Sponsor of the Trust)
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             (Exact name of registrant as specified in its charter)

         United States           333-04607 and 333-74303         22-2382028
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(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)


      802 Delaware Avenue, Wilmington, Delaware               19801
      -----------------------------------------               ------------
      (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (302) 575-5050

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A (c) (1) please check the following:

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If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A (c) (2) please check the following:

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Securities to be registered to Section 12(b) of the Act:

    Title of each Class                     Name of each Exchange on which
    to be registered                        each Class is to be registered

-----------------------------               ------------------------------

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Securities to be registered pursuant to Section 12 (g) of the Act:

Class A Floating Rate Asset Backed Certificates, Series 1999-1
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                        (Title of Class)

Class B Floating Rate Asset Backed Certificates, Series 1999-1
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                        (Title of Class)

Class A Floating Rate Asset Backed Certificates, Series 1999-2
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                        (Title of Class)

Class B Floating Rate Asset Backed Certificates, Series 1999-2
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                        (Title of Class)

Asset Backed Certificates, Series 1999-3
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                        (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered:

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-04607 and 333-74303) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, the final form of each prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectuses are hereby incorporated by reference herein.

Item 2. Exhibits

1. Form of Pooling and Servicing Agreement.*




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* Incorporated by reference to the Registrant's Registration Statement

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 26, 2000

                                       Chase Manhattan Bank USA, National
                                       Association


                                       By:  /s/ Patrick Margey
                                       ------------------------------
                                       Name:    Patrick Margey
                                       Title:   Vice President